Exhibit 31.1

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, John Stinebaugh, Chief Executive Officer, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of TerraForm Power, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 30, 2018

By:	/s/ JOHN STINEBAUGH
Name:	John Stinebaugh
Title:	Chief Executive Officer
(Principal executive officer)